10.1 – Exhibits A-B to 2004 Executive Annual Incentive Plan
Juniata Valley Financial Corp
Executive Annual Incentive Plan – Committee Approved 01/30/09
Exhibit A – Participation
Plan Year 2009
(Participating employees and their participant categories should be listed at the beginning of each year and adjusted for changes in participation throughout the year.)
Category 1 – Francis Evanitsky – President and Chief Executive Officer
Category 2 – Marcie Barber – COO, SVP-Community Banking Division Manager
JoAnn McMinn – CFO, SVP-Chief Financial Officer
Category 3 – Pamela Eberman – SVP-Human Resource Manager
Steven Kramm – SVP-Operations/Technology Division Manager
Donald Shawley – SVP-Trust and Investment Management Division Manager
Wesley Weymers – SVP-Loan Division Manager

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B – Bank Performance Factors and Award Schedule
Plan Year 2009
Category 1 – CEO Position
Goals
Performance Measures
(Basic) Earnings Per Share (75%)

Threshold	Target	Optimum

$1.27	$1.34	$1.47
Return on Average Equity (25%)

Threshold	Target	Optimum

10.93%	11.51%	12.66%
Awards
(% of Base Pay)

Threshold	Target	Optimum

12%	20%	30%
Category 1 – CEO
(Actual 2008 total base pay — $197,342)

Threshold	Target	Optimum

$23,681	$39,468	$59,203
Parameters
1.	Corporation measures will be 75% EPS and 25% ROAE .

2.	After the award is calculated according to the above schedule, the Board has the authority to adjust the award plus or minus 10% based on the participant’s individual performance for the year.

3.	Both Financial Measures must meet threshold to initiate an award in the plan.

4.	Will interpolate awards between threshold, target, and optimum.

5.	Will pay for performance above optimum at a scale of one-half the increase between target and optimum.

6.	Pay is defined as total base pay for the applicable plan year.

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B – Bank Performance Factors and Award Schedule
Plan Year 2009
Category 2

	Bank Goal – EPS and ROAE (same as
	Category 1)
	Threshold	Target	Optimum
Award as a % of pay	4.0%	10.0%	15.0%

	Individual Award
	Not	Meets		Exceeds	Exceeds
	Meet	Minimal	Meets	Some	Most
Award as a % of pay	0%	2-2.5%	4-6%	6-7%	8-10%
Notes:
1.	Bank must achieve minimums for both EPS and ROAE to generate any payment.

2.	Bank performance between EPS and ROAE points is interpolated for awards.

3.	Moderate flexibility in total award.

4.	Employee must be at least at “meets minimal” level to earn individual award portion and annual performance evaluation must be at least satisfactory for payment of an award under plan.

5.	Individual award rating determined by assessing performance of established objectives.

6.	Pay is defined as total base pay for applicable plan year.

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B – Bank Performance Factors and Award Schedule
Plan Year 2009
Category 3

	Bank Goal – EPS and ROAE (same as
	Category 1)
	Threshold	Target	Optimum
Award as a % of pay	3.0%	7.5%	12.5%

	Individual Award
	Not	Meets		Exceeds	Exceeds
	Meet	Minimal	Meets	Some	Most
Award as a % of pay	0%	2-2.5%	4-6%	6-7%	8-10%
Notes:
1.	Bank must achieve minimums for both EPS and ROAE to generate any payment.

2.	Bank performance between EPS points is interpolated for awards.

3.	Moderate flexibility in total award.

4.	Employee must be at least at “meets minimal” level to earn individual award portion and annual performance evaluation must be at least satisfactory for payment of an award under plan.

5.	Individual award rating determined by assessing performance of established objectives. 6. Pay is defined as total base pay for applicable plan year.